Exhibit 99.1

Nationstar Announces Receipt of Requisite Consents in Consent Solicitations for 6.500% Senior Notes due 2021 and 6.500% Senior Notes due 2022, each issued by Nationstar Mortgage LLC and Nationstar Capital Corporation

DALLAS--(BUSINESS WIRE)--June 21, 2018--Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar”) announced today that, pursuant to its previously announced solicitation of consents by its wholly-owned subsidiaries, Nationstar Mortgage LLC and Nationstar Capital Corporation (collectively, the “Issuers”), from holders of record as of 5:00 p.m., New York City time, on June 13, 2018 of the outstanding 6.500% Senior Notes due 2021 (the “2021 Notes”) and 6.500% Senior Notes due 2022 (the “2022 Notes” and, together with the 2021 Notes, the “Notes”), the Issuers have received the requisite consents (the “Requisite Consents”) from holders of at least a majority of the outstanding aggregate principal amount of each series of Notes to approve the amendments (the “Amendments”) to the indenture relating to such series of Notes (each, an “Indenture” and collectively, the “Indentures”). On February 12, 2018, Nationstar entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WMIH Corp. (“WMIH”) and Wand Merger Corporation, a direct wholly-owned subsidiary of WMIH (“Merger Sub”), pursuant to which Nationstar will merge (the “Merger”) with and into Merger Sub with Nationstar surviving the Merger as a wholly-owned subsidiary of WMIH. The Amendments will modify the definition of “Sponsor” to include any of (i) Fortress Investment Group LLC and its Affiliates (as defined in each of the Indentures) (other than any portfolio company of any of the foregoing) and (ii) Kohlberg Kravis Roberts & Co. L.P. and its Affiliates, including WMIH and its Affiliates (other than any portfolio company of any of the foregoing), and modify the definition of “Change of Control” (as defined in each of the Indentures) to provide that the Merger will not constitute a Change of Control under either of the Indentures.

The Issuers gave notice to Wells Fargo Bank, National Association, as trustee (the “Trustee”), for the Notes that the Requisite Consents have been obtained and on June 21, 2018 (such time of execution, the “Effective Time”), the Issuers, the guarantors party to the applicable Indenture and the Trustee executed and delivered a supplemental indenture to the applicable Indenture to reflect the Amendments (each, a “Supplemental Indenture”). Pursuant to the terms of each Supplemental Indenture, the Amendments to the applicable Indenture became effective at the Effective Time and shall thereafter bind every holder of such series of Notes, but if the Merger is not consummated on or before November 12, 2018 (as such date may be extended pursuant to the Merger Agreement) or if the Merger Agreement is earlier terminated in accordance with its terms, each Supplemental Indenture provides that the definitions of “Change of Control” and “Sponsor” in the applicable Indenture shall revert to the form in effect prior to the applicable Effective Time. The Issuers intend to pay the consent payment on or promptly after the consummation of the Merger, subject to the conditions described in the consent solicitation statement, dated June 14, 2018 (as may be amended or supplemented from time to time).

D. F. King & Co., Inc. was the Information Agent and the Tabulation Agent. Credit Suisse Securities (USA) LLC was the Solicitation Agent.

This press release is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Amendments or any securities. The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. These forward-looking statements include, without limitation, statements concerning plans, objectives, goals, projections, strategies, core initiatives, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts. When used in this discussion, the words “anticipate”, “appears”, “believe”, “foresee”, “intend”, “should”, “expect”, “estimate”, “project”, “plan”, “may”, “could”, “will”, “are likely” and similar expressions are intended to identify forward-looking statements.

All of the factors are difficult to predict, contain uncertainties that may materially affect actual results, and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements, including, without limitation, the factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018. The forward-looking statements contained in this press release speak only as of the date of this press release. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

About Nationstar Mortgage Holdings Inc.

Based in Dallas, Texas, Nationstar provides quality servicing, origination and transaction based services related principally to single-family residences throughout the United States. With experience spanning more than 20 years, Nationstar is one of the largest servicers in the country.

CONTACT:
Nationstar Mortgage Holdings Inc.
Richard Delgado, 214-687-4844
richard.delgado@mrcooper.com